UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2010 (March 25, 2010)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Evans Shoal Assets Sale Deed

On March 25, 2010, Magellan Petroleum Australia Limited (“MPAL”), the wholly-owned Australian subsidiary of Magellan Petroleum Corporation (the “Company”) entered into an Assets Sale Deed (the “Agreement”), dated March 25, 2010, with Santos Offshore Pty Ltd. (“Santos” or the “Seller”). Closing and completion of the purchase is subject to regulatory and other approvals and is expected to occur in the second half of 2010.

Under the Evans Shoal Agreement, MPAL has agreed to purchase, and the Seller has agreed to sell, all of the Seller’s interests in the undeveloped Evans Shoal gas field, which consist of: (i) a 40% participating interest in the Evans Shoal Joint Operating Agreement and (ii) a 40% legal and beneficial ownership interest in the Evans Shoal Title (as defined in the Agreement) ((i) and (ii) together, the “Assets”). Under the Agreement, the total purchase price for the purchase and sale of the Assets is Aus. $100 million (U.S. $91 million), which may be subject to adjustment (the “Purchase Price”), plus an additional Aus. $100 million (U.S. $91 million) in post-closing contingent payments, as more fully described below.

The Evans Shoal field, which was first discovered in 1988, is a large yet-to-be-developed gas field which is the subject of Exploration Permit NT/P48 and is located in the Bonaparte Basin approximately 300 kilometers north of Darwin in Australian waters in the Timor Sea. Three exploratory wells were drilled at the field in the 1980s.

The Seller is an indirect, wholly-owned subsidiary of Santos Limited and the current owner of a 40% participating interest in the Evans Shoal field. The Seller has also served as the operator of the Evans Shoal field under a Joint Operating Agreement between Santos and its field partners: Shell Development (Australia) Pty Ltd. (25%); Petronas Carigali (Australia) Pty Ltd. (25%); and Osaka Gas Australia Pty Ltd. (10%).

On March 25, 2010, MPAL made an Aus. $15 million deposit payment into an escrow account for the benefit of the Seller, concurrently with the execution and delivery of the Agreement to the Seller, in accordance with the terms of the Agreement. The Agreement provides certain limited circumstances under which MPAL would be entitled to terminate the Agreement or receive a return of the deposit payment from escrow and other circumstances under which MPAL would forfeit the deposit payment.

Prior to the Completion Date, MPAL and the Seller are required to take certain Completion steps described in the Agreement to prepare for the closing of the transfer of title to the Assets from the Seller to MPAL at “Completion” (as defined in the Agreement), which is expected to be approximately nine (9) months following execution and delivery of the Agreement. On the Completion Date, ownership of and title to the Assets will transfer from the Seller to MPAL, provided that MPAL makes the required Completion Payment of Aus. $85 million (U.S. $77.3 million) to the Seller, which amount may be subject to specified post-closing adjustments as described in the Agreement. As part of the transaction, MPAL would seek to replace Santos as the operator of Evans Shoal under the Joint Operating Agreement. The Seller has agreed to provide assistance and cooperate with MPAL in the continued assessment of the exploitation of the Evans Shoal field prior to and for a transition period after Completion under a certain Technical Services Agreement for Evans Shoal to assist MPAL to assume the role of Operator of the Evans Shoal field.

As part of the transaction, MPAL and the other owners will evaluate the Evans Shoal field development project, including consideration of the work program for the exploration, appraisal, development and production of natural gas or other petroleum from within the area which is the subject of the Evans Shoal Title (and other areas) and the proposal to develop, construct and operate facilities for the gathering and processing of that natural gas or other petroleum on and around the relevant location, and related activities, including the construction, operation and maintenance of pipelines and other ancillary services and facilities (the “Evans Shoal Project”).

Following the Completion Date, MPAL will be required to make two additional contingent payments to the Seller, in addition to the Aus. $100 million (U.S. $91 million) Purchase Price, should MPAL and the other owners determine to move forward with the Evans Shoal Project. In the event that MPAL and the other field owners make a Final Investment Decision (as defined in the Agreement) to proceed with the development, funding and implementation of the Evans Shoal Project for the commercial and economic discovery and production of gas within the area which is the subject of the Evans Shoal Title, then MPAL will be required to make an additional Aus. $50 million (U.S. $45.5 million) payment to the Seller within 30 days after the Final Investment Decision. Thereafter, MPAL will be required to make an additional Aus. $50 million (U.S. $45.5 million) payment to the Seller within 30 days after MPAL’s notification to the Seller that there has occurred 30 consecutive days of cumulative production of gas (excluding the production of Commissioning Gas) from the Evans Shoal Project.

The purchase and sale of ownership of the Seller’s interests in the Evans Shoal field is conditioned upon (i) receipt of consent to the transfer from the Seller to MPAL from the other existing owners of the Evans Shoal field described above, and (ii) receipt of approval of relevant Australian government authorities, including the Australian Foreign Investment Review Board. The Agreement also contains customary representations and warranties regarding the Evans Shoal field and related matters. In addition, the parties have agreed to indemnify each other for certain specified liabilities, as described in the Agreement.

The above summary of the Evans Shoal Agreement is qualified in its entirety by reference to the full text of the Evans Shoal Agreement, dated as of March 25, 2010, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending March 31, 2010.

Item 8.01	Other Events

Company Press Releases

On March 25, 2010, the Company issued a press release announcing the signing of the Evans Shoal Agreement. A copy of the Company’s March 25, 2010 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

On March 24, 2010, the Company issued a press release announcing the grant of a new exploration permit, offshore Northern Territory, Australia and an update on U.K. drilling timing. A copy of the Company’s March 24, 2010 press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Company press release, dated March 25, 2010.

99.2	Company press release, dated March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ WILLIAM H. HASTINGS
Name:	William H. Hastings
Title:	President and Chief Executive Officer

Dated: March 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release, dated March 25, 2010.

99.2	Company press release, dated March 24, 2010.